EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-119775 on Form S-8 of our reports dated March 1, 2007, relating to the financial statements and financial statement schedule of Cogent, Inc. and subsidiaries (the “Company”) and management’s report on the effectiveness of internal control over financial reporting appearing in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 2006.

Los Angeles, California

March 1, 2007